EXECUTION COPY


                  FIFTH SUPPLEMENTAL INDENTURE, dated as of December 16, 2003 (this "Fifth Supplemental Indenture"), between WYETH, a Delaware corporation (formerly known as American Home Products Corporation) (the "Issuer") and JPMORGAN CHASE BANK (as successor to THE CHASE MANHATTAN BANK), a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of April 10, 1992 (as amended on October 13, 1992, the "Indenture"), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the "Securities");

                  WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of new series of Securities (the "Notes") to be issued under the Indenture in an aggregate principal amount of up to $3,000,000,000, which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, the Issuer desires to amend the provisions of the Indenture to issue the Notes under the terms of the Indenture as supplemented hereby;

                  WHEREAS, Section 8.1 of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of establishing the forms and terms of Securities to be issued under the Indenture or making certain provisions in the Indenture which the Issuer deems necessary or desirable, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding;

                  WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this Fifth Supplemental Indenture; and

                  WHEREAS, all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

        SECTION 1.        DEFINITIONS.

     1.1 All terms contained in this Fifth Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

     1.2 Unless the context otherwise requires, the following terms shall have the following meanings:

          "Depositary"   means  The  Depository   Trust  Company  or  any  other
     depositary from time to time specified pursuant to the Indenture.

          "Global Note Legend" means the legend set forth in Exhibit A hereto which is required to be placed on all Global Notes issued under this Fifth Supplemental Indenture.

          "Global Notes" mean Notes constituting Registered Global Securities substantially in the form of Exhibit A hereto and bearing the Global Note Legend.

          "Registrar" means the registrar specified from time to time pursuant to Section 3.2 of the Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

        SECTION 2.        TERMS AND CONDITIONS OF THE SECURITIES.

                  There is hereby authorized the following series of Notes:

     2.1 5.500% Notes due 2014.

     (a) A new series of senior unsecured notes is hereby authorized and designated as the "5.500% Notes due 2014".

     (b) The 5.500% Notes due 2014 shall be limited in aggregate principal amount to $1,750,000,000 and, subject to adjustment as described in the form of Note attached hereto as Exhibit A, shall bear interest at a rate of 5.500% per annum, shall mature on February 1, 2014 and shall be subject to optional redemption at any time by the Issuer pursuant to the terms set forth in the form of Note with respect thereto.

     2.2 6.450% Notes due 2024.

     (a) A new series of senior unsecured notes is hereby authorized and designated as the "6.450 % Notes due 2024".

     (b) The 6.450% Notes due 2024 shall be limited in aggregate principal amount to $500,000,000 and, subject to adjustment as described in the form of Note attached hereto as Exhibit A, shall bear interest at a rate of 6.450% per annum, shall mature on February 1, 2024 and shall be subject to optional redemption at any time by the Issuer pursuant to the terms set forth in the form of Note with respect thereto.

     2.3 6.500% Notes due 2034.

     (a) A new series of senior unsecured notes is hereby authorized and designated as the "6.500 % Notes due 2034".

     (b) The 6.500% Notes due 2034 shall be limited in aggregate principal amount to $750,000,000 and, subject to adjustment as described in the form of Note attached hereto as Exhibit A, shall bear interest at a rate of 6.500% per annum, shall mature on February 1, 2034 and shall be subject to optional redemption at any time by the Issuer pursuant to the terms set forth in the form of Note with respect thereto.


     2.4 Issuance of Additional Securities. The Issuer shall be permitted to amend this Fifth Supplemental Indenture in order to increase the aggregate principal amount of Notes of any series that may be issued hereunder without the consent of the Holders of Notes of any series so affected.

     2.5 Form of Global Notes. The Notes shall be issued in the form of Global Notes (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced to reflect any redemptions. Any endorsement of a Global Note to reflect the amount of any decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian of the Global Notes, in accordance with instructions given by the Holder thereof.

     SECTION 3. MISCELLANEOUS.

     3.1 Ratification of Indenture. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     3.2 GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE, EACH NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     3.3 Counterparts. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one and the same instrument.

     3.4 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be executed as of the date first above written.



                        WYETH, as Issuer


                        By:
                           --------------------------------------------------
                           Name:
                           Title:



                         JPMORGAN CHASE BANK, as Trustee


                           By:
                              ------------------------------------------------

                                                                     EXHIBIT A
                                 [FACE OF NOTE]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.8 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. __________                                                   $_____________

                                                             CUSIP:____________

                                      WYETH

                                o% Notes due 20__


ORIGINAL ISSUE DATE:                                    INTEREST PAYMENT DATES:

INTEREST RATE:                                                    RECORD DATES:
MATURITY DATE:

                  Wyeth, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to _______ or registered assignees, the principal sum of _______ on the Maturity Date specified above and to pay interest thereon at the Interest Rate per annum specified above, semiannually in arrears on each Interest Payment Date specified above during each year commencing on the Interest Payment Date next succeeding the Original Issue Date specified above, and at maturity (or on any redemption or repayment date).

                  Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date specified above relating to such Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

                  Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:
                                                     WYETH



                                                     By: _____________________
                                                     Name:
                                                     Title:



TRUSTEE'S CERTIFICATE
OF AUTHENTICATION



This is one of the Notes referred to in the within-mentioned Indenture.



                         JPMORGAN CHASE BANK, as Trustee



                            By: _____________________
                            Name:
                            Title:  Authorized Officer

                                 [BACK OF NOTE]

                  This Note is one of a duly authorized issue of o% Notes due 20__ (the "Notes") of the Issuer. The Notes are issuable under an indenture, dated as of April 10, 1992 (as amended by the Supplemental Indenture dated as of October 13, 1992, and as supplemented by the Fifth Supplemental Indenture dated as of December 16, 2003, the "Indenture"), each between the Issuer and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its principal corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

                  At any time on or after December 11, 2003, to and including March 15, 2006, the interest rate payable on this Note will be subject to adjustment from time to time if either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") downgrades the rating ascribed to the Notes as set forth below.

         (a) If the rating from Moody's is decreased to a rating set out below, the interest rate will increase from the rate set forth on the face of this Note by the percentage per annum set opposite that rating:

         Rating                                                    Percentage
         ------                                                    ----------
         Baa2...............................................          .25%
         Baa3...............................................          .50%
         Bal................................................          .75%

         (b) If the rating from S&P is decreased to a rating set out below, the interest rate will increase from the rate set forth on the face of this Note by the percentage per annum set opposite that rating:

         Rating                                                     Percentage
         ------                                                     ----------
         BBB+...............................................          .25%
         BBB................................................          .50%
         BBB-...............................................          .75%
         BB+................................................         1.00%

         Each adjustment required by any decrease in rating above, whether occasioned by the action of Moody's or S&P, shall be made independent of any and all other adjustments. If Moody's or S&P subsequently increases its ratings of the Notes to any of the thresholds set forth above, the interest rate on this Note will be readjusted downwards to the rate set forth on the face of this Note plus the applicable percentage set forth opposite such ratings threshold above, provided that in no event shall (a) the interest rate payable with respect to this Note be reduced to below the interest rate set forth on the face of this Note, and (b) the total increase in the interest rate on this Note exceed 1.75% per annum.

         Any interest rate increase or decrease, as described herein, will take effect from the first day of the interest period during which a ratings change requires an adjustment in the interest rate. The interest rate in effect on March 15, 2006 for this Note will, thereafter, become the effective interest rate on this Note until maturity.

                  This Note may be redeemed in whole or in part at the option of the Issuer upon payment of the redemption price specified below. If the Issuer exercises the option to redeem this Note, the redemption price will equal the greater of (i) 100% of the principal amount of this Note or (ii) the sum, as determined by the Quotation Agent (defined below), of the present value of the principal amount of this Note and the remaining scheduled payments of interest on this Note from the redemption date to the Maturity Date, exclusive of interest accrued to the redemption date (the "Remaining Life"), discounted from the scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate (defined below) plus [ ] basis points, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                  For purposes of the immediately preceding paragraph, the following defined terms shall have the meanings specified:

               "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life.

               "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

               "Quotation Agent" means the Reference Treasury Dealer appointed by the Issuer.

               "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and their successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer will substitute therefor another Primary Treasury Dealer.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

               "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

                  This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                  This Note, and any Note or Notes issued upon registration of transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

                  The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its principal corporate trust office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

                  In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

                  The Indenture provides that, (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, or interest on, any series of debt securities issued under the Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all affected debt securities issued under the Indenture then outstanding (treated as one class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or interest on, such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

                  The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the right of any holder to institute suit for the payment thereof; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture; or (c) modify any of the foregoing provisions except to increase any such percentage or to provide that other provisions cannot be modified or waived without the consent of each affected holder.

                  So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

                  With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

                  No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

                  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of the indebtedness evidenced hereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to----------------------------------------------------------------

                                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------


Date:

                                            Your Signature:
                                            (Sign exactly as your name
                                            appears on the face of this Note)

                                            Tax Identification No:

                                            SIGNATURE GUARANTEE:

                                            ---------------------------------

                                            Signatures must be
                                            guaranteed by an "eligible
                                            guarantor institution"
                                            meeting the requirements of
                                            the Registrar, which
                                            requirements include
                                            membership or participation
                                            in the Security Transfer
                                            Agent Medallion Program
                                            ("STAMP") or such other
                                            "signature guarantee
                                            program" as may be
                                            determined by the Registrar
                                            in addition to, or in
                                            substitution for, STAMP,
                                            all in accordance with the
                                            Securities Exchange Act of
                                            1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                  Amount of decrease                             Principal Amount of
                  in Principal         Amount of increase in     this Global Note
                  Amount of this       Principal Amount of       following such decrease   Signature of authorized
Date of Exchange  Global Note          this Global Note          (or increase)             officer of Trustee

=================

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